Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iconix Brand Group Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement of our report dated October 7, 2005, relating to the consolidated financial statements of JBC Holdings, LLC and Subsidiaries, appearing in the Company’s Report on Form 8-K/A for the event dated July 22, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York

November 21, 2006